UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 4, 2009

Skyworks Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5560	04-2302115
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Sylvan Road, Woburn, Massachusetts		01801
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-376-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Given the recent, significant changes in the economic environment and the financial markets, and that certain outstanding performance share awards were not exempt from the deduction limitations under Section 162(m) of the Internal Revenue Code ("Section 162(m)"), on June 4, 2009, Skyworks Solutions, Inc. ("Skyworks" or the "Company") gave each of its executive officers, including the Named Executive Officers, the opportunity to forfeit an outstanding Performance Share Award dated November 6, 2007 (the "2007 PSA") and receive, in its place, the following equity awards:

(1) a restricted stock award (the "2009 RSA") covering shares equal to the "Threshold/Nominal" tranche of shares of the Company’s common stock that could be earned under the executive’s 2007 PSA, which shares will vest on November 6, 2010, provided that the executive continues employment with the Company through such date, and

(2) a Section 162(m) compliant performance share award (the "2009 PSA", and together with the 2009 RSA, the "2009 Awards") pursuant to which the executive will receive a number of shares of the Company’s common stock equal to the aggregate amount of the "Target" and "Maximum/Stretch" tranches of shares of the Company’s common stock that could be earned under the 2007 PSA, if the conditions set forth below are satisfied.

Each 2009 PSA shall be subject to the following conditions:

(a) Relative Stock Price Performance Condition

The "Target" relative stock price condition, which covers 50% of the underlying shares, shall be deemed met on November 6, 2010 if the percentage change in the price of Skyworks' common stock exceeds the 60th percentile of a peer group selected by the Compensation Committee (the "Peer Group") during the Measurement Period, which we describe below.

The "Stretch" relative stock price condition, which covers 50% of the underlying shares, shall be deemed met on November 6, 2010 if the percentage change in the price of Skyworks' common stock exceeds the 70th percentile of the Peer Group during the Measurement Period.

For purposes of the 2009 PSA, the "Measurement Period" was deemed to have started on November 6, 2007, and will end on November 6, 2010. The percentage change in the price of the common stock of the Company, as well as each member of the Peer Group, during the Measurement Period will be determined by comparing (x) the average of such entity’s stock price for the ninety (90) day period beginning on November 6, 2007 to (y) the average of the entity’s stock price for the ninety (90) day period ending on November 6, 2010. For purposes of calculating the average price of the common stock of an entity during such ninety (90) day periods, only "trading days" (days on which the NASDAQ Global Select Market is open for trading) shall be used in such calculation and trading volume on any such trading day shall not be factored into such calculation.

(b) Continued Employment Condition

If the Relative Stock Price Performance Condition is met for either the "Target" or "Stretch" tranche (or both), then 50% of the total shares for which the relative stock price performance metric was met would be issuable to the executive on November 6, 2010, and the other 50% of such total shares would be issuable to the executive on November 6, 2011, provided that the executive is employed with Skyworks through such date(s).

Each of the Named Executive Officers accepted the Company’s offer and agreed to have his 2007 PSA cancelled and replaced with the 2009 Awards. The maximum number of shares issuable under the 2009 Awards for each Named Executive Officer is equal to the maximum number of shares that would have been issuable to such executive under his cancelled 2007 PSA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

June 10, 2009	By:	Mark V.B. Tremallo

Name: Mark V.B. Tremallo
Title: Vice President, General Counsel and Secretary